Exhibit 10.13

Execution Version

CFIG HOLDINGS, LLC / MOSAIC ACQUISITIONS 2020, L.P.

INVESTMENT FUNDING AGREEMENT

This Investment Funding Agreement, dated as of March 4, 2020 and effective as of January 1, 2020, is entered into by and among Mosaic Acquisitions 2020, L.P., a Cayman Islands exempted limited partnership (the “SPV”), CFIG Holdings, LLC, a Delaware limited liability company (“CFIG Holdings”) and Mosaic GP Entity, L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership’s Amended and Restated Limited Partnership Agreement, to be dated subsequent to the date hereof (as amended, the “LPA”).

1.	Subject to any applicable adjustments pursuant to that certain Transaction Implementation Agreement dated as of March 2020, the SPV hereby makes a capital commitment of $47,961,074.00 (the “SPV Capital Commitment”) to the Partnership in exchange for Class X Interests (as defined in the LPA) in the Partnership, such Class X Interests to be issued to the SPV pursuant to Section 4.1(a) of the LPA upon execution of the LPA, and the Partnership hereby accepts such Capital Commitment and shall admit the SPV as a Class X Limited Partner pursuant to Section 5.3 of the LPA upon execution of the LPA.

2.	Simultaneously with the execution of the LPA, and subsequent to Paragraph 1 above, CFIG Holdings hereby makes a commitment to contribute $50,000 (the “CFIG Capital Commitment” and together with the SPV Capital Commitment, the “Capital Commitments”) to the Partnership in exchange for Class X Interests to be issued to CFIG Holdings pursuant to Section 4.1(b) of the LPA upon execution of the LPA, and the Partnership hereby accepts such CFIG Capital Commitment and shall admit the SPV as a Class X Limited Partner pursuant to Section 5.3 of the LPA upon execution thereof.

3.	Neither the SPV nor CFIG Holdings shall have any obligation to make any additional capital contributions to the Partnership in excess of their respective Capital Commitments without their consent pursuant to Section 4.3 of the LPA.

4.	This Investment Funding Agreement shall be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the parties hereto.

5.	This Investment Funding Agreement may be modified or amended only by written agreement executed by all the parties hereto.

6.	This Investment Funding Agreement and the rights and obligations of the parties arising out of or in connection with it, whether contractual or non-contractual, are governed by and will be construed in accordance with the laws of the State of New York.

7.	This Investment Funding Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all when taken together shall constitute the Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Investment Funding Agreement to be duly executed as of the day and year first written above.

MOSAIC ACQUISITIONS 2020, L.P.

By:	Grosvenor Capital Management Holdings,
LLLP, its general partner

By:	GCMH GP, L.L.C., its general partner

By:	/s/ Michael J. Sacks
Name:	Michael J. Sacks
Title:	President

CFIG HOLDINGS, LLC

By:	/s/ Michael J. Sacks
Name:	Michael J. Sacks
Title:	President

ACCEPTED:

THE PARTNERSHIP

Mosaic GP Entity, L.P.

By:	Lakeshore Investments GP, LLC, its general partner

By:	/s/ Michael J. Sacks
Name:	Michael J. Sacks
Title:	President

[Investment Funding Agreement – SPV to GP Entity]